EXHIBIT 10.3

LEASE AGREEMENT

BETWEEN

HPI SAN ANTONIO INDUSTRIAL, LLC

as LANDLORD,

MAJOR LEAGUE FOOTBALL, INC.

as Tenant,

Covering approximately 9,000 square feet

of the Building known as

RITTIMAN WEST INDUSTRIAL PARK, BULIDING 7

Suite 5718

located at

5700-5730 Rittiman Plaza

San Antonio, Texas 78218

TABLE OF CONTENTS

1.	PREMISES, TERM AND INITIAL IMPROVEMENTS	1
2.	BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT	1
3.	TAXES	2
4.	LANDLORD'S MAINTENANCE	3
5.	TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS	3
6.	ALTERATIONS	3
7.	SIGNS	4
8.	UTILITIES	4
9.	INSURANCE	4
10.	CASUALTY DAMAGE	5
11.	LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE	5
12.	USE	6
13.	INSPECTION	6
14.	ASSIGNMENT AND SUBLETTING	6
15.	CONDEMNATION	7
16.	SURRENDER OF PREMISES, HOLDING OVER	7
17.	QUIET ENJOYMENT	8
18.	EVENT OF DEFAULT	8
19.	REMEDIES	8
20.	LANDLORD'S DEFAULT	9
21.	MORTGAGES	9
22.	ENCUMBRANCES	10
23.	MISCELLANEOUS	10
24.	NOTICES	12
25.	HAZARDOUS WASTE	12
26.	LANDLORD'S LIEN	13

The mailing, delivery or negotiation of this Lease shall not be deemed an offer to enter into any transaction or to enter into any relationship, whether on the terms contained herein or on any other terms. This Lease shall not be binding, nor shall either party have any obligations or liabilities or any rights with respect thereto, or with respect to the premises, unless and until both parties have executed and delivered this Lease. Until such execution and delivery of this Lease, either party may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

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LIST OF DEFINED TERMS

Defined Term	Page

affiliate	10
Alterations	3
Base Rent	1
Brokers	11
Building	1
Building Structure	3
Claimant	9
Collateral	13
Commencement Date	1
Environmental Law	12
Event of Default	8
Hazardous Substances	12
HVAC System	3
including	10
Land	1
Landlord	1
Landlord's Mortgagee	9
Law	10
Laws	10
Lease	1
Loss	6
Mortgage	9
MSDS	13
Operating Expenses	1
Permitted Activities	12
Permitted Materials	12
Premises	1
Primary Lease	9
Project	1
Proportionate Share	1
rent	2
Repair Period	5
Security Deposit	2
Taking	7
Taxes	2
Tenant	1
Tenant Party	10
Term	1
Transfer	7
UCC	13
Vacation Date	6

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LEASE AGREEMENT

This Lease Agreement (this "Lease") is entered into by HPI SAN ANTONIO INDUSTRIAL, LLC, a Texas limited liability company ("Landlord") and Major League Football, Inc., a Delaware corporation ("Tenant").

1. PREMISES, TERM AND INITIAL IMPROVEMENTS

(a) Landlord leases to Tenant and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A (the "Premises") which is part of the approximately 72,000 square foot building known as Rittiman West Industrial Park, Building 7 (the "Building") located on the real property described on Exhibit A (the "Land"), subject to the terms and conditions in this Lease. The Land, the Building, and all other improvements thereon are hereinafter collectively referred to as the "Project". The term "square footage of the Premises" or "square footage of the Building" or words to similar effect shall mean the square footage of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figure for the square footage of the Premises and Tenant's Proportionate Share as detailed in this Section 1; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Premises, Building or any business park or complex of which the Premises or Building is a part, remeasurement or other circumstance reasonably justifying adjustment. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 9,000 square feet and the size of the Building is 72,000 square feet, and Tenant's initial "Proportionate Share" is 12.5%. The Proportionate Share shall be adjusted if the size of the Premises changes.

(b) The Lease term shall be twelve (12) months, beginning on March 06, 2020 (the "Commencement Date") and ending on March 31, 2021 (the "Term") which defined term shall include all renewals and extensions of the Term, if any. Notwithstanding the foregoing if the Commencement Date does not occur on March 6, 2020 then the Term shall end twelve (12) months after the first day of the first full calendar month after the Commencement Date. Upon the Commencement Date, Landlord and Tenant shall execute a Notice of Commencement in the form attached hereto as Exhibit C acknowledging the Commencement Date and the date the Lease will expire.

2. BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT

(a) Tenant shall pay to Landlord "Base Rent" in advance, without demand, deduction or set off; equal to the following amounts for the following periods of time:

Period	Annual Base Rent Per Square Foot	Monthly Base Rent
03/06/2020 – 03/31/2021	$6.00	$4,500.00

The first monthly installment (after the expiration of any periods for which no Base Rent is due), plus the other monthly charges set forth in Section 2(b), shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Base Rent and additional rent for such partial month shall be prorated.

(b) Tenant shall pay, as additional rent (including for any period during which no Base Rent is due under Section 2(a) above), its Proportionate Share of all costs incurred in owning, operating, managing, and maintaining the Premises, the Land and the Building and the facilities and services provided for the common use of Tenant and any other tenants of the Project (collectively, "Operating Expenses") including the following items: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant for above Building standard utility consumption or otherwise; (3) the cost of insurance; (4) the cost of repairs, replacement and expenses, landscape maintenance and replacement, trash service (if provided), security service (if provided) and a replacement reserve for capital items; (5) wages and salaries (including management fees) of all employees, agents, consultants and other individuals or entities engaged in the operation, repair, replacement, maintenance or security of the Project, including taxes, insurance and benefits relating thereto; (6) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Land is subject; (7) maintenance of fire sprinkler systems; and (8) alterations, additions, and improvements made by Landlord to comply with Laws (defined below) or in order to reduce Operating Expenses. If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building (such as Taxes on the Land), then, for the purposes of calculating Operating Expenses, the amount of such multi-building expense to be included in Operating Expenses shall be determined by multiplying the expense in question by a fraction, the numerator of which shall be the square footage of the Building and the denominator of which shall be the square footage area of the buildings for which the expense was incurred or otherwise allocated to. On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord's estimate of Tenant's Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord's estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year. If Tenant's total payments in respect of Operating Expenses for any year are less than Tenant's Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within ten days after Landlord's request therefor; if such payments are more than Tenant's Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant's future monthly payments, except that any credit remaining at the expiration or earlier termination of this Lease shall be paid to Tenant within thirty (30) days after such expiration or termination. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord, or any depreciation on the Building; (B) commissions or other expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the tenants of the Building; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord's interests in the Building; and (H) costs of capital improvements except for those provided in (8) above and except that Landlord may include in Operating Expenses only such portion of capital improvement costs as is necessary to amortize such improvements over their useful life. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the initial monthly Base Rent and Tenant's Proportionate Share of Operating Expenses (and the part thereof attributable to Taxes) are as follows:

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Base Rent (Section 2(a))	$4,500.00
Estimated Operating Expenses, including Taxes (Section 2(b))	$2,017.50
Total initial monthly payment	$6,517.50

(c) If any payment required of Tenant under this Lease is not paid within five (5) days after due, Landlord may charge Tenant a fee equal to 8% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

(d) All payments and reimbursements required to be made by Tenant under this Lease shall constitute "rent" (herein so called). All rent payments shall be sent to the following address, which address may be changed from time to time by Landlord:

HPI San Antonio Industrial, LLC

P.O. Box 206613

Dallas, Texas 75320-6613

(e) Landlord shall keep good and accurate books and records in accordance with sound accounting principles consistently applied concerning the Operating Expenses, and Tenant shall have the right, upon 10 days notice provided within 45 days following the delivery of Landlord's statement of the actual amount of Operating Expenses, to inspect and copy such books and records. Tenant agrees that any information obtained during an inspection by Tenant of Landlord's books and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant's attorneys, accountants and other consultants. Any parties retained by Tenant to inspect Landlord's books and records shall not be compensated on a contingency fee basis. In any event, Landlord shall credit Tenant in the same manner as overpayments of Operating Expenses per subparagraph (b) above all Operating Expenses shown by such inspection to have been overpaid by Tenant, as mutually determined by Landlord and Tenant in good faith, and, similarly, Tenant shall promptly pay Landlord all Operating Expenses shown by such inspection to have been underpaid by Tenant, as mutually determined by Landlord and Tenant in good faith. Tenant shall not have the right to conduct any such inspection more frequently than once annually or for periods prior to the immediately preceding calendar year. If Tenant shall not dispute any item or items included in the determination of Operating Expenses for a particular calendar year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within 45 days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

(f) Tenant shall deposit with Landlord on the date hereof $6,517.50 (the "Security Deposit") which shall be held by Landlord to secure Tenant's obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord's damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant's unperformed obligations hereunder, without prejudice to any of Landlord's other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The unused portion of the Security Deposit (together with a detailed accounting and supporting evidence of the amounts, if any, withheld from the Security Deposit) will be returned to Tenant within 30 days after the end of the Term, provided that no Event of Default exists at the expiration of the Term.

(g) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the area thereof those Operating Expenses which fluctuate with occupancy for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the area thereof.

3. TAXES

(a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, "Taxes") that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, including without limitation the tax commonly referred to as the Texas margin tax imposed under Chapter 171 of the Texas Tax Code and/or any successor statutory provision, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term "Taxes."

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(b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord's property and (A) Landlord pays them or (B) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord's request therefor.

(c) TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

4. LANDLORD'S MAINTENANCE

(a) This Lease is intended to be a net lease; accordingly, Landlord's maintenance obligations are limited to maintenance and replacement of the Building's roof, the foundation piers and structural members of the exterior walls (collectively, the "Building Structure"); however, Landlord shall not be responsible (1) for any such work until Tenant delivers to Landlord written notice of the need therefor or (2) for alterations to the Building Structure required by Law because of Tenant's use of the Premises (which alterations shall be performed by Tenant). The Building Structure does not include skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant. Landlord's liability for any defects, repairs, replacement or maintenance for which Landlord is responsible hereunder shall be limited to the cost of performing such work.

(b) Additionally, Landlord shall, maintain the parking areas, driveways, alleys and grounds located on the Land in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur tract servicing the Premises, (2) the exterior of the Building (including painting), (3) irrigation systems and sewage lines, and (4) any other items normally associated with the foregoing. Additionally, Landlord shall maintain any private entry drives, any detention ponds, and other common areas for the Project. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. All costs in performing the work described in this Section 4(b) shall be included in Operating Expenses, subject to the applicable provisions of Section 2(b) hereof. Landlord shall not be required to provide any security services with respect to the Premises or any other portion of the Project.

5. TENANT'S MAINTENANCE AND REPAIR OBLIGATIONS

(a) Tenant shall maintain all parts of the Premises [except for maintenance work which Landlord is expressly responsible for under Section 4(a) above] including without limitation, dock and loading areas, man doors, truck doors, dock levelers, shelters, seals and bumpers (if any), lighting, plumbing, restrooms, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, electrical systems, and air rotation equipment in good condition and promptly make all necessary repairs and replacements to the Premises, normal wear and tear and damage by casualty excepted. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant's default hereunder.

(b) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and systems (the "HVAC System") in good repair and condition and in accordance with Law and with such equipment manufacturers' suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord's specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. Tenant shall also provide Landlord with (i) a copy of all renewal or substitute maintenance/service contracts within 30 days prior to the expiration of the existing service contract, and (ii) upon Landlord's request, a copy of all maintenance or service reports with respect to such contract. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order.

6. ALTERATIONS

Tenant shall not make any alterations, additions or improvements (collectively, "Alterations") to the Premises without the prior written consent of Landlord. Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it (a) has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner, and (b) has had a reasonable opportunity to review them. If the Alterations will affect the Building Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord's approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord's consent to performance of the work. Upon completion of any Alterations, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all Alterations shall be Landlord's property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Laws and with Landlord's specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building Structure or the Premises. Any contractors used by Tenant must carry liability insurance reasonably acceptable to Landlord, and Tenant shall deliver evidence of such insurance to Landlord before any construction is commenced. In connection with any such alteration, addition, or improvement costing in excess of $10,000.00, Tenant shall pay to Landlord an administration fee of 5% of all costs incurred for such work. Tenant shall be responsible for compliance with American With Disabilities Act of 1990 for the interior, non-structural portions of the Premises, Landlord shall be responsible for compliance with the American With Disabilities Act of 1990 relative to the Building Structure, and all Building common areas including, but not limited to, parking areas, sidewalks, entrances, and access ways, unless such compliance is required solely in connection with Tenant's specific use of the Premises or a Tenant alteration of the Building, in which case such compliance shall be Tenant's responsibility.

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7. SIGNS

Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord's prior written approval. Landlord hereby agrees that Tenant may install a sign on the exterior of the Building, subject to compliance with all applicable Laws, the Building signage criteria provided attached hereto as Exhibit D and the provisions of this Section 7. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Tenant's signage, and Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises or the Building without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (1) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them.

8. UTILITIES

Tenant shall pay directly to the utility provider all electricity, gas, and telephone charges used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining thereto. Tenant shall obtain telephone and computer line service to the Premises. Landlord shall provide all other utility service connections to the Premises, including water, gas, electricity and sewer. Except for electricity and gas services (which shall be separately metered to the Premises) and telephone service, Tenant's use of all utilities shall be part of Operating Expenses; provided, however, if Tenant's use of any utility exceeds Building standard service, Landlord may, at Tenant's expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for above Building standard utility service shall not be duplicated in Tenant's obligation to pay additional rent under Section 2(b). Landlord shall not be liable for any interruption or failure of utility service to the Premises. All amounts due Landlord from Tenant under this Section 8 shall be payable within ten days after Landlord's request therefor.

9. INSURANCE

Tenant shall maintain (a) ~~workers' compensation insurance providing coverage for statutory benefits in the state in which the Premises is located and employer's liability coverage with minimum limits of not less than $500,000 for (i) each accident, (ii) each employee, and (iii) policy limit for disease (with a waiver of subrogation endorsement reasonably acceptable to Landlord);~~ (b) commercial general liability insurance on the most current ISO Form CG 00 01 or coverage at least as broad as coverage provided under such form, to cover liability arising from occurrences on or about the Premises and acts of Tenant Parties on or about the Project, without modification to the separation of insureds provision, with limits of not less than $1,000,000 per occurrence, $2,000,000 general aggregate; (c) business automobile liability insurance covering owned, hired and non-owned vehicle, with limits of not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage liability; (d) umbrella/excess liability insurance, on an occurrence basis, that applies in excess of the required commercial general liability, business automobile liability, and employer’s liability policies with a minimum limit of $2,000,000 per occurrence and $2,000,000 in the annual aggregate; (e) property insurance – special form covering the replacement cost (without deduction for depreciation) of all Alterations and Tenant's property in the Premises (including without limitation removable trade fixtures and leasehold improvements), and extending to Landlord and Landlord's Mortgagee (defined below) shall be named as loss payee as their interests may appear with respect to Alterations and leasehold improvements, and containing ordinance or law coverage; (f) business income and extra expense insurance covering failure of Tenant's equipment and covering all periods of interruption, with limits not less than one hundred percent (100%) of all charges payable by Tenant under this Lease for a period of twelve (12) months; and (g) such other insurance as Landlord may reasonably require, including Pollution or Environmental Liability insurance. The foregoing commercial general liability and umbrella liability policies are subject to increases in coverage amounts, as reasonably determined by Landlord in the event Tenant is permitted in writing by Landlord to use the Premises for light manufacturing. Such policies shall (A) except for the worker's compensation policy, name Landlord, Landlord's Mortgagee, Landlord's agents, and their respective Affiliates (defined below), as additional insureds on a form that does not limit the coverage provided under such policy to any additional insured (i) by reason of such additional insured's negligent acts or omissions (sole or otherwise), (ii) by reason of other insurance available to such additional insured, or (iii) to claims for which a primary insured has agreed to indemnify the additional insured, (B) be issued by an insurance company with a rating of at least "A : VII" or better as set forth in the most current issue of AM Best's Insurance Reports, unless otherwise approved by Landlord in writing, (C) provide that such insurance may not be cancelled unless 30 days' prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the earlier of the Commencement Date or the date Tenant occupies the Premises and at least 15 days before each renewal thereof, and (E) all liability insurance policies shall provide primary and non-contributory coverage to Landlord, Landlord's Mortgagee, Landlord's agents, and their respective Affiliates when any policy issued to such parties (collectively or individually) is similar or duplicate in coverage, in which case such policy shall be excess over Tenant's policies. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. No insurance policy will contain endorsements that restrict, limit, or exclude coverage in a manner that is inconsistent with the foregoing requirements. In the event Landlord engages a third party servicer for collection and review of insurance certificates from tenants of the Project/Building on Landlord's behalf, upon receipt of written notice from Landlord of the identity of such third party servicer, Tenant agrees to register with such servicer for such servicer's receipt of Tenant's certificates of insurance, provide such servicer with Tenant's certificates of insurance and communicate with such servicer regarding Tenant's insurance required hereunder and compliance therewith. Tenant's contact for insurance related matters is:

Hudson Insurance Group

6730 Horizon Road, Suite A, Heath, TX 75032

(469) 402-0320- Telephone

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10. CASUALTY DAMAGE

(a) Tenant shall give written notice to Landlord of any damage to the Premises or the Building promptly on discovery of the same. If the Premises or the Building is totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord's reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord's actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after such damage, in which case, the rent shall be abated from the date of occurrence through the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b) Subject to Section 10(c), if this Lease is not terminated under Section 10(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the contents required to be covered by Tenant's insurance under Section 9 and Tenant shall use the proceeds from such insurance for the replacement of trade fixtures, furniture, inventory and other personal property and for the restoration of Tenant's Alterations, improvements and additions to the Premises. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord's repair or restoration work (the "Repair Period") then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord's Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated, provided that all Base Rent and any additional rent accruing after the date of the casualty shall be abated, and any rent or other monies paid in advance by Tenant under the terms of this Lease for the period from and after the casualty shall be repaid to Tenant.

11. LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE

(a) Landlord shall not be liable to Tenant or Tenant's agents, employees or contractors, or those claiming by, through, or under any of them for any injury to or death of any person or persons or any damage to or loss, or loss of use of any real or personal property caused by casualty, theft, or any criminal or tortuous acts or omissions of any third party; unless caused solely by Landlord's gross negligence or intentional misconduct. In addition, Landlord and Tenant each waives any claims it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the party which might have such claim under the terms of this Lease, REGARDLESS OF WHETHER THE NEGLIGENCE (OF WHATEVER TYPE OR NATURE) OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER'S RIGHT OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

(b) Subject to Section 11(a), Tenant shall defend, indemnify, and hold harmless Landlord and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorneys' fees and expenses for any Loss arising from any occurrence within, on or about the Premises or arising from Tenant's failure to perform its obligations under this Lease or arising from any act or omission (whether negligent, intentional or otherwise) of Tenant or Tenant's agents, employees, invitees or contractors, except to the extent that a Loss is caused solely by the gross negligence or intentional misconduct of Landlord. TENANT HEREBY ACKNOWLEDGES THAT IT IS INDEMNIFYING LANDLORD FOR LANDLORD'S OWN ORDINARY NEGLIGENCE. The term "Loss" means any injury to or death of any person or persons or any damage to or theft, destruction, loss, or loss of use of any real or personal property caused by casualty, theft, fire, or any acts or omissions of any person or party, and any injury or damage or inconvenience which may arise through repair or alteration of any part of the Premises, or failure to make repairs, or from any other cause.

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(c) Subject to Section 11(a), Landlord shall defend, indemnify, and hold harmless Tenant and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorneys' fees and expenses for any Loss arising from any occurrence within, on or about the Premises, to the extent, and only to the extent the Loss is caused solely by the gross negligence or intentional misconduct of Landlord, or its agents, employees, invitees or contractors.

THE PROVISIONS OF THIS SECTION 11 SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

12. USE

(a) The Premises shall be used only for offices, receiving, storing, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto, provided that such uses are in compliance with all applicable Laws; however, no retail sales may be made from the Premises. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises; provided, however, that Landlord shall deliver the Premises to Tenant in a condition which is in compliance with all Laws. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises incurred by Landlord, which is caused by Tenant's use of the Premises or because Tenant vacates the Premises.

(b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, the parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, and Tenant expressly does not have the right to tow or obstruct improperly parked vehicles.

(c) Landlord shall have the right to establish and amend from time to time, rules and regulations governing all tenants' uses and occupancy of the Building (provided the same are reasonable, non-discriminatory and uniformly enforced), and provided further that in the event of a conflict between those rules and this Lease, this Lease shall control.

13. INSPECTION

Upon reasonable notice, Landlord and Landlord's agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the "Vacation Date"). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date, which shall not include repairs due to normal wear and tear or casualty. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord's determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord's request therefor.

14. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld (except that Landlord may, in its sole discretion, withhold its consent to any proposed collateral assignment of this Lease), (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; provided, however, that such a transfer may occur without Landlord's consent so long as the primary business of the new entity remains the same as Tenant's primary business and the net worth of the new entity is equal or greater to that of Tenant, (4) if Tenant is an entity other than a corporation whose stock is publicly traded (or a corporation whose stock is in the process of being publicly traded), permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in items (1) through (7) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its reasonable attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant's rent obligations under this Lease. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

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(b) Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting, cancel as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c) Tenant hereby assigns, transfers and conveys one-half of all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease and the reasonable costs incurred by Tenant in connection with such reletting. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

15. CONDEMNATION

If any portion of the Premises or more than 50% of the Building and Land in which the Premises is located is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and the Taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 50% of the Building and Land in which the Premises is located are subject to a Taking or (b) any portion of the Premises or more than 50% of the Building and Land in which the Premises is located are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord, and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's trade fixtures, the cost of relocating Tenant and/or disruption of Tenant's business, if a separate award for such items is made to Tenant.

16. SURRENDER OF PREMISES, HOLDING OVER

(a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant's right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant's maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, (2) deliver to Landlord all keys to the Premises, (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant's request, and (4) deliver the Premises in the condition set forth on Exhibit E attached hereto. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord's property and shall remain on the Premises except as provided in the next two sentences. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within thirty (30) days after the end of the Term and provided that the installation or construction of the applicable alteration, improvement, additions, fixture or wiring was not consented to by Landlord in writing (unless at the time of consent, Landlord informed Tenant that such item would need to be removed upon expiration of the Lease). All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. Any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 26. All work required of Tenant under this Section 16 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants' use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.

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(b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a monthly rental (without reduction for partial months) equal to 200% of all rental payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys' fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17. QUIET ENJOYMENT

Provided Tenant has fully performed its obligations under this Lease, and subject to the terms and provisions of this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise.

18. EVENT OF DEFAULT

Each of the following events shall constitute an "Event of Default" under this Lease:

(a) Tenant fails to pay any rent when due or any payment or reimbursement required hereunder when due, and in either case such failure continues for a period of five days from the date such payment was due.

(b) The filing of a petition by or against Tenant or any guarantor of Tenant's obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for reorganization or modification of Tenant's capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within sixty (60) days after the filing thereof).

(c) Tenant (1) vacates all or a substantial portion of the Premises or (2) fails to continuously operate its business at the Premises for the permitted use set forth herein.

(d) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(e) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for thirty (30) days, or immediately if the failure involves a hazardous condition, after written notice thereof to Tenant. In addition, if Landlord provides Tenant with notice of Tenant's failure to comply with the same specific term, provision or covenant of this Lease on more than two (2) occasions during any 12 month period, Tenant's subsequent violation of the same term, provision or covenant shall, at Landlord's option, be deemed an incurable Event of Default by Tenant.

19. REMEDIES

(a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1) Terminate this Lease by giving Tenant written notice thereof; in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" under the heading "Treasury Bills" (or, if no such rate is published, the "Discount Rate" as published on such date under the "Money Rates" listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

(2) Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. To the extent required by Law, Landlord shall use commercially reasonable efforts to mitigate damages; provided, however, Landlord shall not be obligated to relet the Premises and shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for a reletting and Landlord shall be deemed to have complied with this mitigation requirement so long as Landlord places signage on the Project and lists the Premises in substantially the same way it does for other similar space in its inventory. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19(a)(2). If Landlord elects to proceed under this Section 19(a)(2), it may at any time elect to terminate this Lease under Section 19(a).

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Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of; its rights, remedies, and recourses. Landlord's acceptance of rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. Landlord's receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant's expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a "Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord's statutory lien or the security interest described in Section 26 or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord's statutory lien or the security interest described in Section 26, and make such property available to Tenant and/or Tenant's employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

(c) TENANT AND LANDLORD HEREBY KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER CLAIM, BROUGHT BY ONE PARTY AGAINST THE OTHER OR ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED HEREBY, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM FOR INJURY OR DAMAGE. THE PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER.

20. LANDLORD'S DEFAULT

If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (provided that Landlord shall be allowed such additional time as may be reasonably necessary so long as Landlord commences performance within such thirty (30) day period and thereafter diligently pursues such failure to completion), Tenant's exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord's owners shall have any personal liability therefor. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

21. MORTGAGES

(a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a "Mortgage") and any ground lease, master lease, or primary lease (a "Primary Lease") that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee") and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord's Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21(a) shall be self-operative, and no further instrument shall be required to effect such subordination; however, Landlord shall deliver to Tenant, and Tenant shall execute from time to time within ten days after delivery thereof to Tenant, an instrument from each Landlord's Mortgagee evidencing the subordination of this Lease to any such Mortgage or Primary Lease (which instrument shall include a commercially reasonable non-disturbance provision in favor of Tenant and shall be on Landlord's Mortgagee's standard form).

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(b) Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

(c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord's Mortgagee shall not be liable for any acts of any previous landlord, shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

22. ENCUMBRANCES

Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord's property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord shall promptly deliver to Tenant copies of any notices of mechanics liens received by Landlord. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant within thirty (30) days after the filing of any such lien, unless Tenant is validly contesting the lien in good faith and provides to Landlord a bond in the amount of 150% of the claim or provides other security reasonably acceptable to Landlord. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23. MISCELLANEOUS

(a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: "Laws" shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Project, and "Law" shall mean any of the foregoing; "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and "including" shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(b) The liability of Landlord to Tenant under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further liability hereunder. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) Whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of rent), the party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the party in question.

(d) Tenant shall, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord's designee, a certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit), and an estoppel certificate stating that this Lease is in full effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord's execution of this Lease.

(e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty in the form of Exhibit G attached hereto, executed by Obie Bacon, is delivered to and accepted by Landlord.

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(f) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Operating Expenses and utilities and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for underpayment of Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23(f).

(g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable

(h) Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys', engineers’ or architects’ fees, within 30 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(i) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(j) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than HPI Real Estate, Inc., (the "Broker"). Tenant and Landlord shall each indemnify the other against all costs, attorneys' fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party.

(k) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. If and when included within the term "Landlord," as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Landlord. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(l) The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by law or to enforce its rights hereunder.

(m) Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23(m) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(n) Upon at least sixty (60) days notice to Tenant, Landlord shall have the right to relocate Tenant within the Building or Project in lease space which is the same size or larger and suited to Tenant's use. Such relocation shall be made at Landlord's sole expense, including necessary reprinting of Tenant's stationary, envelopes and business cards. Landlord shall not be liable to Tenant in connection with such relocation except for undue delay or property damages caused by Landlord or Landlord's employees, agents, or contractors. In the event of such relocation, this Lease shall continue in full force and effect and the new Premises shall be substituted for the old Premises described in Exhibit A.

(o) THIS LEASE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(p) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Sections 2 and 3 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(q) WAIVER OF CONSUMER RIGHTS. TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

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(r) Landlord and Tenant acknowledge and agree that this Lease, including all exhibits a part hereof, is not a construction contract or an agreement collateral to or affecting a construction contract.

24. NOTICES

Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken.

(a) All rent shall be payable to Landlord at the address for Landlord set forth in Section 2(d) above or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith, or by wire transfer of immediately available funds to an account or accounts designated from time to time by Landlord to Tenant with remittance detail from Tenant to Landlord to identify the components of each payment. Tenant's obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant's address reflected on Landlord's books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof. Additionally, electronic mail may be used, but only to distribute routine communications, such as financial statements and other information, and may not be used for providing notice of default of a party hereto or for requesting the consent of the other party when obtaining such consent is required under this Lease.

Landlord:	Tenant:

HPI San Antonio Industrial, LLC

c/o HPI Real Estate Services and Investments

3700 N. Capital of Texas Highway

Suite 420

Austin, Texas 78746

(512) 835-4455 – Telephone

(512) 835-1222 – Facsimile

____________ – Email

With a copy to:

HPI Real Estate Management, Inc.

1020 NE Loop 410, Suite 510

San Antonio, Texas 78209

Attn: Property Manager for Rittiman West 7

Prior to Commencement Date:

Major League Football, Inc.

P.O Box 110475

Bradenton, Florida 34211

(559) 246-2122 - Telephone

K.McLenithan@mlfb.com - Email

From and after Commencement Date:

Major League Football, Inc.

P.O Box 110475

Bradenton, Florida 34211

25. HAZARDOUS WASTE

The term "Hazardous Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities") provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor; and (h) Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant's right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, except for any conditions or contamination caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no "Permitted Activities" or "Permitted Materials" for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Substances (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord's request therefor.

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26. LANDLORD'S LIEN

In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant's use of the Premises, and all proceeds there from (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant ten-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. All proceeds of any such sale may be applied first to the payment of expenses incurred by Landlord in enforcing this security interest (including reasonable attorneys' fees and expenses). Tenant hereby authorizes Landlord to file financing statement(s) in form sufficient to perfect the security interest granted hereunder. Landlord may also file a copy of this Lease or this provision as a financing statement to perfect its security interest in the Collateral.

TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION, SUBJECT TO LANDLORD'S OBLIGATIONS UNDER EXHIBIT B, IF ANY, (2) THE BUILDING'S IMPROVEMENTS ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

[Remainder of page intentionally left blank; signature page follows]

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Executed by Landlord on the 5th day of March, 2020.

LANDLORD:

By: HPI SAI Manager, LLC
a Texas limited liability company
its manager

By: [signature]
Name: P. Arlan Thomas
Title: Vice President + Secretary

Executed by Tenant on the 5th day of MARCH, 2020.

TENANT:

MAJOR LEAGUE FOOTBALL, INC.
A Delaware corporation

By: [signature]
Name: John Coyne
Title: Executive Vice President

Taxpayer ID # 20-1565059

EXHIBIT A	Description of Land, Premises and Floor Plan
EXHIBIT B	Intentionally Deleted
EXHIBIT C	Notice of Commencement
EXHIBIT D	Signage Specifications
EXHIBIT E	Surrender Conditions

EXHIBIT A

DESCRIPTION OF LAND, PREMISES AND FLOOR PLAN

Legal Description:

Parcel 1:

Being 3.838 Acres, more or less, of land out of Lot 1 and Lot 2, New City Block 16375, Rittiman West Business Park, City of San Antonio, Bexar County, Texas, according to the plat recorded in Volume 7200, Page 46, Deed and Plat Records, Bexar County, Texas, and being more particularly described as follows:

BEGINNING at a found 1/2 inch iron rod in the East Right-of-Way line of Rittiman Plaza and the West line of Lot 2, said point being South 00 degrees 48 minutes 37 seconds East, 86.64 feet and 272.76 feet with the arc of a curve to the left having a radius of 370.00 feet and a central angle of 42 degrees 14 minutes 18 seconds from file Northwest corner of said Lot 2 for a Westerly corner of the herein described tract;

THENCE North 09 degrees 55 minutes 12 seconds East, 543.10 feet with the West line of the therein described tract to a found tack in lead for the Northwest corner of the herein described tract;

THENCE South 80 degrees 04 minutes 48 seconds East along the common line of the herein described tract and the remainder of Lots 1 and 2 NCB 16375, 265.00 feet to an "X" set in concrete for the Northeast corner of the herein described tract;

THENCE South 09 degrees 55 minutes 12 seconds West along same said common line 639.63 feet with the East line of the herein described tract to a set "X" in concrete for the Southeast corner of the herein described tract;

THENCE South 81 degrees 19 minutes 49 seconds West, 135.20 feet to a point of curvature in the East Right-of-way line of Rittiman Plaza, from which a found 1/2 inch iron rod bears North 08 degrees 13 minutes 50 seconds East, 1.4 feet for the Southwest corner of the herein described tract whose tangent bears North 21 degrees 34 minutes 22 seconds West;

THENCE with the East Right-of-Way line of Rittiman Plaza as follows:

180.49 feet with the arc of a curve to the left having a radius of 430.00 feet, a central angle of 24 degrees 02 minutes 57 seconds and a chord which bears North 33 degrees 35 minutes 50 seconds West, 179.16 feet to a point of reverse curvature from which a found 1/2 inch iron rod bears North 05 degrees 11 minutes 54 seconds West, 0.9 feet;

16.62 feet with the arc of a curve to the right having a radius of 370.00 feet, a central angle of 02 degrees 34 minutes 24 seconds and a chord which bears North 44 degrees 20 minutes 07 seconds West, 16.62 feet to the point of beginning.

Parcel 2:

Together with that certain Access Easement as described in instrument recorded in Volume 3808, Page 1871, Real Property Records, Bexar County, Texas.

Parcel 3:

Together with that certain Easement Area recorded in Volume 2432, Page 25, Real Property Records, Bexar County, Texas, 0.712 acres of land out of Lot 1 and Lot 2, New City Block 16375 of Rittiman West Business Park Subdivision, San Antonio, Texas, as recorded in Volume 7200, Page 46, of the Plat Records of Bexar County, Texas.

A-1

Premises:	5700-5730 Rittiman Plaza, Suite 5718, San Antonio, Texas 78218

A-2

EXHIBIT B

INTENTIONALLY DELETED

B-1

EXHIBIT C

NOTICE OF COMMENCEMENT

This Notice of Commencement is delivered as of the 5th day of MARCH, 2020, by and between HPI San Antonio Industrial, LLC, a Texas limited liability company, as Landlord, and Major League Football, Inc., a Delaware corporation, as Tenant, pursuant to the provisions of Section 1(b) of that certain Lease Agreement ("Lease") dated MARCH 5, 2020 covering that certain space in the Building commonly known as Rittiman West Industrial Park, Building 7. All terms used herein with initial letter capitalized shall have the meaning assigned to such terms in the Lease.

WITNESSETH:

1. Tenant acknowledges and agrees that it has fully inspected the Premises and accepts the Premises, and improvements situated thereon, "AS IS," and that the Premises are suitable for the purposes for which the same are leased in their present condition. **NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES AT THE COMMENCEMENT OF THIS LEASE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE. THE RENTS PROVIDED IN THIS LEASE HAVE BEEN NEGOTIATED ON THE BASIS OF AND WITH THE UNDERSTANDING THAT THIS EXHIBIT WILL CONTROL OVER ANY CONFLICTING PROVISIONS CONTAINED HEREIN OR IMPLIED BY LAW.**

2. The Commencement Date of the Lease is the 6th day of MARCH, 2020 and the expiration date shall be the 31st day of MARCH, 2021.

3. The Premises consists of 9,000 square feet of area in the Building.

4. The Base Rent and Operating Expenses is to be calculated, determined and paid in the amounts and on the dates provided in Sections 2(a) and 2(b) of the Lease.

5. Remittance of the foregoing payments shall be made on the first business day of each calendar month in accordance with the terms and conditions of the Lease at 5700-5730 Rittiman Plaza, Suite 5718, San Antonio, Texas 78218.

Executed on the 5th day of MARCH, ~~200~~ 2020

LANDLORD:

By: HPI SAI Manager, LLC
a Texas limited liability company
its manager

By: ______________________

Name: P. Anthony Thompson

C-1

Title: Vice President + Secretary

TENANT:

MAJOR LEAGUE FOOTBALL, INC.,
a Delaware Corporation

By: [signature]

Name: JOHN J. COYNE

Title: EVP

C-2

EXHIBIT D

Signage Specifications

1.	Tenant, at its sole cost and expense, shall pay for all costs related to the design, fabrication, installation, maintenance and removal of Tenant's signage upon the Leased Premises and Tenant shall keep all signage clean and in a good state of repair. Upon vacating the Leased Premises, Tenant shall remove all of Tenant's signage and return the Leased Premises to its original condition at Tenant's sole cost and expense.

2.	All signage must be approved by Landlord prior to fabrication. Tenant shall submit drawings indicating the design of proposed exterior signage. Drawings shall indicate the sizes, dimensions, materials, colors, fastener types, locations and compliance with these Sign Specifications for all of Tenant's signage. Tenant must include detail as to the size, design and color of any logos incorporated on any signage. No illuminated signs of a moving or flashing nature shall be permitted.

3.	Tenant shall place no signs or advertisements on the interior or exterior of the Leased Premises so as to be visible from the exterior of the Leased Premises, except as provided by these Sign Specifications. Landlord reserves the right to install any signage necessary to protect or identify the Premises or to guide and inform visitors to the Premises.

4.	All signage must be fabricated and installed by a Landlord approved sign company. Landlord assumes no liability or responsibility arising from Tenant's choice of sign companies.

D-1

EXHIBIT E

SURRENDER CONDITIONS

Upon expiration or earlier termination of this Lease, in addition to the requirements under the terms of the Lease, Tenant shall ensure that:

a.	All interior and exterior lights and bulbs are operational.
b.	All exhaust, ceiling and overhead fans are operational.
c.	Warehouse floor areas are broom swept and clean of all trash and materials.
d.	Warehouse floor areas are cleaned of oils, fluids and other foreign materials.
e.	All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.
f.	All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant's equipment is removed to the originating panel if Landlord so requires.
g.	Overhead interior and exterior doors are operational and in good condition.
h.	Any bolts secured to the floor are cut off flush and sealed with epoxy.
i.	Warehouse fencing or partitions are removed if Landlord so requires.
j.	All furniture, trash and debris are removed.
k.	All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project.
l.	All carpet areas are vacuumed.
m.	All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.
n.	All computer cable and conduit installed by or for Tenant is removed to point of origin.
o.	All windows and miscellaneous hardware are operational and in good condition.
p.	All HVAC and mechanical systems and equipment are operational and in good condition.
q.	Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.
r.	There are no broken windows or other glass items.
s.	Bathroom walls, floors, and fixtures are clean and in good condition.
t.	All plumbing fixtures are intact, operational free of leaks and in good condition.
u.	All gutters and downspouts are undamaged and operational.
v.	Walls (internal and external) are clean and any holes are properly and permanently patched

E-1